UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2025

BOLT BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39988	47-2804636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Chesapeake Drive
Redwood City, California		94063
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 665-9295

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	BOLT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 1, 2025, Bolt Biotherapeutics, Inc., a Delaware corporation (the “Company”), implemented a restructuring plan pursuant to which it will reduce overall operating expenses to preserve cash. The restructuring plan includes a reduction of the Company’s current workforce by approximately 20 employees, or approximately 50% of the Company’s workforce. The Company estimates that it will incur aggregate pre-tax charges between approximately $1.5 million to $2.0 million in connection with the reduction-in-force, primarily consisting of severance payments, employee benefits, and related costs. The Company expects that the reduction-in-force will be complete by the end of 2025 and that the associated charges will be recorded in the fourth quarter of 2025. The estimated charges that the Company expects to incur are subject to a number of assumptions, and actual results may differ materially from these estimates. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the restructuring plan.

Item 8.01 Other Events

On October 1, 2025, the Company announced an update on the ongoing Phase 1 dose escalation study of BDC-4182, a next-generation Boltbody™ ISAC clinical candidate targeting claudin 18.2, a clinically validated target in oncology. A strong immune response was observed at the initial dose levels and the Company is in the process of modifying the clinical trial protocol to allow for step-up dosing, which has been successfully used commercially for T-cell engagers. BDC-4182 preclinical data supports this approach. As a result of the update to the clinical trial protocol for BDC-4182, the Company now expects to report initial clinical data in the third quarter of 2026. To conserve capital and maintain long-term shareholder value, the Company is implementing a workforce reduction as described in Item 2.05, extending its cash runway into 2027. A press release announcing the reduction-in-force described in Item 2.05 and the update on the ongoing Phase 1 dose escalation study of BDC-4182 is filed hereto as Exhibit 99.1.

Exhibit No.	Description
99.1	Press Release dated October 1, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bolt Biotherapeutics, Inc.

Date:	October 2, 2025	By:	/s/ William P. Quinn
William P. Quinn President, Chief Executive Officer and Chief Financial Officer